UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2011

GRAHAM PACKAGING COMPANY INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34621	52-2076126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Pleasant Valley Road

York, Pennsylvania 17402

(717) 849-8500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On September 8, 2011, Graham Packaging Company Inc. (the “Company”) completed its merger (the “Merger”) with Bucephalas Acquisition Corp. (“Sub”), an indirect wholly owned subsidiary of Reynolds Group Holdings Limited (“Reynolds”), pursuant to the Agreement and Plan of Merger, dated as of June 17, 2011, as subsequently amended, (the “Merger Agreement”), among the Company, Reynolds and Sub. Pursuant to the terms of the Merger Agreement, each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) (other than any shares held by the Company, Reynolds or their subsidiaries) was canceled and automatically converted into the right to receive $25.50 in cash, without interest and less any applicable withholding tax. As a result of the Merger, the Company is now an indirect wholly owned subsidiary of Reynolds.

Item 1.01	Entry Into a Material Definitive Agreement.

Following the Merger on September 8, 2011, the Company and GPC Holdings LLC and BCP/Graham Holdings L.L.C., which are subsidiaries of the Company (together with the Company, the “Graham Guarantors”) entered into supplemental indentures pursuant to which they became guarantors of the following outstanding series of notes that were previously issued by affiliates of Reynolds: the $1,500 million aggregate principal amount of 7.875% senior secured notes due 2019, the $1,000 million aggregate principal amount of 9.875% senior notes due 2019, the $1,000 million aggregate principal amount of 6.875% senior secured notes due 2021, the $1,000 million aggregate principal amount of 8.250% senior notes due 2021, the $1,500 million aggregate principal amount of 7.125% senior secured notes due 2019, the $1,500 million aggregate principal amount of 9.000% senior notes due 2019, the $1,000 million aggregate principal amount of 8.50% senior notes due 2018, the $1,125 million aggregate principal amount of 7.750% senior secured notes due 2016, the €450 million aggregate principal amount of 7.750% senior secured notes due 2016, the €480 million aggregate principal amount of 8% senior notes due 2016 and the €420 million aggregate principal amount of 9  1/2% senior subordinated notes due 2017 (collectively, the “Reynolds Notes”).

In addition, each of the Graham Guarantors provided guarantees for the benefit of the creditors under Reynolds’ senior secured credit facilities, by entering into a joinder to the Second Amended and Restated Credit Agreement, dated as of August 9, 2011, among Reynolds, certain subsidiaries of Reynolds identified therein as borrowers and guarantors, the lenders from time to time party thereto, Credit Suisse, as administrative agent, and Credit Suisse (USA) LLC, as lead arranger, and also provided security for the benefit of the creditors and certain of the Reynolds Notes by entering into a supplement to the collateral agreement, dated as of November 5, 2009, as amended and supplemented, among certain subsidiaries of Reynolds, The Bank of New York Mellon, as collateral agent, and the Wilmington Trust (London) Limited, as additional collateral agent.

Certain of the lenders under Reynolds’ senior secured credit facilities, or their affiliates, have provided, and may in the future from time to time provide, certain commercial and investment banking, financial advisory and other services in the ordinary course of business for the Company and its affiliates, for which they have in the past and may in the future receive customary fees and commissions.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Merger, on September 8, 2011, certain of the Company’s subsidiaries repaid all amounts (including principal, interest and fees) accrued and outstanding under the Credit Agreement, dated as of October 7, 2004, among Graham Packaging Holdings Company, Graham Packaging Company, L.P., GPC Capital Corp. I, Deutsche Bank AG Cayman Islands Branch, as Administrative Agent, Citigroup Global Markets Inc., as Syndication Agent, Goldman Sachs Credit Partners, L.P., General Electric Capital Corporation and Lehman Commercial Paper Inc., as Co-Documentation Agents, LaSalle Bank National Association and Manufacturers and Traders Trust Company, as Senior Managing Agents, and the financial institutions from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Credit Agreement was terminated, effective as of September 8, 2011. No penalties needed to be paid in connection with such repayment.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under “Introductory Note” is incorporated into this Item 2.01 by reference.

The description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement (including the amendment to the Merger Agreement which was entered into on June 17, 2011), which were attached as Exhibit 2.1 and Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 22, 2011, and is incorporated herein by reference.

The Merger Agreement has been referenced in this Current Report on Form 8-K to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants made by the parties in the Merger Agreement are qualified as described in the Merger Agreement. Representations and warranties may be used as a tool to allocate risks among the parties, including where the parties do not have complete knowledge of all facts. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterization of the actual state of facts or condition of the parties or any of their respective affiliates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry Into a Material Definitive Agreement” under the heading “Financing Arrangements” is incorporated into this Item 2.03 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

Effective as of the closing of the Merger, each share of Common Stock (other than any shares held by the Company, Reynolds or their subsidiaries) was canceled and automatically converted into the right to receive $25.50 in cash, without interest and less any applicable withholding taxes.

Item 5.01	Changes in Control of Registrant.

The information set forth under “Introductory Note” is incorporated into this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, on September 8, 2011, at the effective time of the Merger (the “Effective Time”), all of the directors of the Company immediately prior to the Merger were replaced by the following individuals: Thomas Degnan, Gregory Alan Cole, Allen Philip Hugli and Helen Dorothy Golding. Following the Merger, the following individuals were appointed as officers of the Company: Thomas Degnan, Gregory Alan Cole, Allen Philip Hugli and Helen Dorothy Golding. Following the

Merger, the following individuals were reappointed as officers of the Company: Mark Steven Burgess, David Cargile, William E. Hennessey, Michael L. Korniczky, Peter Thomas Lennox and Martin F. Sauer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Pursuant to the Merger Agreement, on September 8, 2011, at the effective time of the Merger (the “Effective Time”), the certificate of incorporation was amended and restated and the bylaws of the Company in place immediately prior to the Merger was replaced by the bylaws of the Sub in place immediately prior to the Merger, copies of which are filed as Exhibit 3.1 and Exhibit 3.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of June 17, 2011, among Reynolds Group Holdings Limited, Bucephalas Acquisition Corp. and Graham Packaging Company Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 22, 2011)

2.2	Amendment to the Agreement and Plan of Merger, dated as of June 17, 2011, among Reynolds Group Holdings Limited, Bucephalas Acquisition Corp. and Graham Packaging Company Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 22, 2011)

3.1	Certificate of Incorporation of Graham Packaging Company Inc.

3.2	Bylaws of Graham Packaging Company Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2011	GRAHAM PACKAGING COMPANY INC.

	By:	/s/ David W. Bullock
	Name:	David W. Bullock
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 17, 2011, among Reynolds Group Holdings Limited, Bucephalas Acquisition Corp. and Graham Packaging Company Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 22, 2011)

2.2	Amendment to the Agreement and Plan of Merger, dated as of June 17, 2011, among Reynolds Group Holdings Limited, Bucephalas Acquisition Corp. and Graham Packaging Company Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 22, 2011)

3.1	Certificate of Incorporation of Graham Packaging Company Inc.

3.2	Bylaws of Graham Packaging Company Inc.